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                                  EXHIBIT 23.2

                          Independent Auditors' Consent


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


Modern MFG Services, Inc.
6605 Two Hundred Second Southwest St.
Lynnwood, WA 98036




The undersigned consents to the use of his opinion dated October 10, 2002, relating to the financial statements of Modern MFG Services, Inc., a Nevada Corporation, and to the reference to the firm under "Experts," all as included in the Registration Form S-8.





Torrance, California                s/ Jonathon P. Reuben C.P.A
                                    -----------------------------
April 1, 2003                          Jonathon P. Reuben, C.P.A.


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